Exhibit 99.1

VSee Health and Ava Robotics Partner to Develop Telepresence Solutions for the Hospital Inpatient Intensive Care Market

SAN JOSE, Calif., August 1, 2024 – VSee Health, Inc. (Nasdaq: VSEE), a provider of comprehensive telehealth services that customize workflow streams and enhance patient care, and Ava Robotics, a developer of intelligent robots for the workplace, today announced an agreement to develop telepresence solutions for the inpatient intensive care market, including the development of a VSee-powered Ava robot that allows providers to extend their reach and provide personalized care remotely.

The Ava Robot will be autonomous in the hospital intensive care unit (ICU), enabling skilled physicians to have a physical presence at the point of patient care, interact with patients, consult with onsite staff and make treatment decisions, all in real time. The Ava Robot, powered by VSee software, is intended to expand the reach of telehealth solutions beyond the largest hospitals in major metropolitan areas and make telehealth accessible to regional hospitals and smaller ICUs.

"Telehealth is among the most innovative advancement in medicine in the 21st century. Our goal under this new agreement with Ava Robotics is to make the best critical care in the world available to every ICU in the country," said Imo Aisiku, M.D., co-CEO and Chairman of VSee Health. "We have the best-trained physicians in the world, and by integrating with Ava’s robotics we will be able to extend their reach and expertise to patients throughout the United States.

“Not only will patients receive the best expertise available and better care, regardless of location, but hospitals will be able to deliver a new, heightened level of care, reducing transfers and costs associated with critical care and stroke,” he added. “With the first commercial product launched in June, the Ava Robot is expected to be able to improve tele-stroke operations, and additional uses will be identified in the medical field as use of the Robot expands.”

About Ava Robotics

With deep technical heritage from iRobot, Ava Robotics is a robotics technology company that designs and builds intelligent robots for the workplace. Delivering on a vision of robots working with and for people, Ava's technology emphasizes user experience, safety and autonomous mobility to empower people, while advancing business operations and access. Learn more at www.avarobotics.com.

About VSee Health

VSee Health is a software-as-a-service (SaaS) platform that enables clinicians and enterprises to create their telehealth workflows without programming.  VSee Health’s system allows a telehealth mobile app to be created or a telehealth system to be integrated into existing hospital operations in days.

With a focus on patient disease state telemedicine and turnkey billing services, VSee Health has integrated an intensive care, critical care and neuro solution, powered by iDoc Telehealth Solutions, as its initial module for the VSee Health software platform. This technology encompasses a set of integrated telehealth technologies and a team of neurointensivists, neurologists, tele-radiologists that treat and coordinate care for acutely ill patients 24/7/365 in the neurointensive care unit (Neuro-ICU), cardiac surgery intensive care unit (CS-ICU) and the intensive care unit (ICU) for stroke, brain trauma and a wide range of neurological conditions. For more information, please visit www.vseehealth.com.

Forward-Looking Statements

Matters discussed in this news release that are not statements of historical or current facts, including but not limited to those relating to VSee Health’s ability to improve healthcare access and provider efficiencies, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause performance or achievements to be materially different from historical results or from any future performance or achievements expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements. More information on risk factors relating to VSee Health and its technology and billing services is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of VSee Health’s periodic and current filings with the SEC, which are also made available on VSee Health’s website at www.vseehealth.com. Forward-looking statements speak only as of the date they are made, and VSee Health undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, or otherwise.

Contact:

LHA Investor Relations

Tirth T. Patel

212-201-6614
tpatel@lhai.com